UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2006
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SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 8, 2006, SonomaWest Holdings, Inc’ (the “Company”) issued a press release announcing that it had received from Walker R. Stapleton, the Company’s President and Chief Executive Officer, a letter expressing an interest in initiating a management-led buyout transaction of the Company by an investment group including Mr. Stapleton and members of his family, including Craig Stapleton, who is the Company’s largest stockholder. The letter indicates an interest in acquiring all of the Company’s outstanding shares not held by the investment group at a price of $11.03 per share. The letter does not propose a form of transaction.

The board of directors has appointed a special committee composed of David Bugatto and Fredric Selinger, both independent directors of the Company, to consider the expression of interest and, if the committee deems appropriate, enter into negotiations with the investment group or take other actions regarding the expression of interest. The committee has the authority to retain independent financial advisors and independent legal counsel.

There can be no assurance that any definitive offer will be made, that any agreement will be entered into or that any transaction will be initiated or consummated.

A copy of the press release is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

Exhibit List	Description of Exhibit

Exhibit 99.1	Press Release dated February 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: February 9, 2006	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer